Exhibit 10.37

ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS

This Assignment and Assumption of Loan Documents (this “Assignment”) is dated as of the 17th day of August, 2009 (the “Effective Date”), by General Environmental Management, Inc., a Delaware corporation having an address at 3191 Temple Avenue, Suite 250, Pomona, California 91768 (“Assignor”), for the benefit of CVC California, LLC, a Delaware limited liability company having an address at 525 Okeechobee Boulevard, Suite 1050, West Palm Beach, Florida 33401 (“Assignee”).

WHEREAS, Assignor and MTS Acquisition Company, Inc. (“Borrower”) are parties to that certain Revolving Credit Agreement of even date herewith (as amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”), pursuant to which the Assignor may from time to time make certain working capital advances to the Borrower in the aggregate principal amount of up to $700,000 at any time outstanding; and

WHEREAS, Assignor desires to assign, transfer and convey to Assignee all of Assignor’s rights and obligations arising on and after the Effective Date in, to and under the Loan Agreement and the Revolving Credit Note, the Collateral Agreement, and the other Loan Documents descried in and made pursuant to the Loan Agreement (collectively the “Loan Documents”), and all liens and security interests securing Borrower’s obligations thereunder, and Assignee desires to acquire and assume all of Assignor’s rights and obligations arising on and after the Effective Date in, to and under the Loan Documents.

NOW, THEREFORE in consideration of the recitals stated above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignor hereby assigns, transfers, conveys and delegates to Assignee, WITH FULL RECOURSE AND FULL REPRESENTATION AND WARRANTY OF TITLE AND OWNERSHIP, all of Assignor’s rights, title and interests in and to, and obligations with respect to, the Loan Documents, in each case arising on or after the Effective Date, and all liens and security interests securing Borrower’s obligations thereunder.

2.           Assignee hereby accepts and assumes all of Assignor’s right, title and interest in and to, and obligations with respect to, the Loan Documents, in each case first arising on or after the Effective Date.

3.           Assignor hereby represents and warrants to Assignee that Assignor has the full right, power and authority to assign the Loan Documents free and clear of all liens, claims and encumbrances.

4.           Assignor represents that there are no outstanding Advances under and as defined in the Loan Agreement, and thus the sole consideration for the foregoing assignment is the foregoing assumption.

5.           The terms and provisions of this Assignment shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto.

6.           This Assignment shall be construed and enforced according to the laws of the State of New York.

7.           Assignor and Assignee agree to execute and deliver to one another such other documents as may be reasonably necessary in order to effectuate the transaction contemplated hereby.

8.           This Assignment may be executed in any number of counterparts (which may be delivered by fax or PDF with full binding legal effect), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR: GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation

By:
Name: Title:

ASSIGNEE: CVC CALIFORNIA, LLC, a Delaware limited liability company

By:
Name: Title: